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                                                                  EXHIBIT 10.37



[CHANIN CAPITAL PARTNERS LETTERHEAD]



July 8, 2002

PRIVILEGED AND CONFIDENTIAL

Mr. Steven E. Fivel
Executive Vice President, General Counsel and Secretary
Brightpoint, Inc.
600 East 96th St., Suite 575
Indianapolis, IN 46240

Dear Mr. Fivel:

The purpose of this letter is to amend the agreement dated June 6, 2002 (the "Agreement") with Brightpoint, Inc. and its wholly and majority owned subsidiaries (collectively, the "Company" or "Brightpoint"), concerning the engagement of Chanin Capital Partners ("Chanin").

From henceforth the first paragraph of section 1 of the Agreement shall be deleted in its entirety and replaced with the following paragraph in its place and stead:

1. Engagement: Chanin is being retained to provide financial advisory services for the Company in connection with the analysis, design and formulation of financial restructuring options and, subsequently, the execution of a restructuring plan adopted by the company. Chanin is hereby engaged to render financial advisory and, to the extent provided below, investment banking services to the Company in relation to the areas described herein. Chanin agrees to staff this assignment with the following indicidual: Skip Victor, Senior Managing Director; Richard Morgner, Managing Director; Thomas Thompson, Vice President; one associate and one analyst.

Except as expressly amended hereby, all other terms and conditions in the Agreement shall remain in full force and effect.

                                       1






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[CHANIN CAPITAL PARTNERS LETTERHEAD]


CHANIN CAPITAL PARTNERS


By:  /s/ Thomas Thompson
     --------------------
     Thomas Thompson

Its: Vice President




BRIGHTPOINT, INC.


By:  /s/ Steven E. Fivel
     --------------------
     Steven E. Fivel

Its: Executive Vice President,
     General Counsel and Secretary